Exhibit 99.1

Archrock Announces Redemption of All Outstanding

6.875% Senior Notes Due 2027

HOUSTON, October 9, 2025 – Archrock, Inc. (NYSE: AROC) (“Archrock”) today announced that Archrock Partners, L.P. (“Archrock Partners”), a wholly-owned subsidiary of Archrock, intends to redeem all $300 million aggregate principal amount of its outstanding 6.875% senior notes due 2027 (CUSIP No. 03959KAA8) (the “Notes”). Archrock Partners Finance Corp., a wholly-owned subsidiary of Archrock Partners, is the co-issuer of the Notes.

The redemption date for the Notes will be November 17, 2025 (the “Redemption Date”). The redemption price on the Redemption Date will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

Computershare Trust Company, N.A., as trustee and paying agent, will distribute a notice of redemption to all registered holders of the Notes no later than October 16, 2025.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how the Company embodies its purpose, WE POWER A CLEANER AMERICA™, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance or actions. Forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available online at www.sec.gov and at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

For information, contact:

Megan Repine

Vice President, Investor Relations

(281) 836-8360

investor.relations@archrock.com